Entertainment/Media Acquisition
                     closes merger with Overseas Filmgroup

                 Shares Expected to Trade as "OSFG" Next Week

Los Angeles -- October 31, 1996 -- Entertainment/Media Acquisition Corporation (Nasdaq BB: EMAC, EMACU, EMACW) announced today that it has completed the merger with Overseas Filmgroup, Inc. The combined corporation is named Overseas Filmgroup, Inc., and its common shares and warrants are expected to trade next week under the symbols "OSFG" and "OSFGW," respectively.

Headquartered in Los Angeles, Overseas Filmgroup, Inc. is a leading independent motion picture distribution company specializing in the acquisition and worldwide distribution of independently produced feature films of all genres. While historically Overseas has focused on international distribution, in 1994 First Look Pictures, its domestic theatrical releasing operation was launched. Since its formation, Overseas has built a feature film library of distribution rights to over 175 titles.

Contact:

Entertainment/Media Acquisition Corporation
Stephen K. Bannon, 310/276-3555

or

Overseas Filmgroup, Inc.
William F. Lischak, 310/85-1475

or

Jaffoni & Collins Incorporated
Joseph N. Jaffoni/David C. Collins
212/505-3015 or jciir@aol.com